                           AMENDED AND RESTATED LEASE



                                     BETWEEN


                             F & B INVESTMENTS CO.,
                              AN OREGON CORPORATION
                                  AS LANDLORD,


                                       AND


                             COMPACT CONTROLS INC.,
                             AN OREGON CORPORATION,
                                   AS TENANT,

                                       FOR


                              A PORTION OF LOT 5 OF
                         "DAWSON CREEK INDUSTRIAL PARK,"
                      HILLSBORO, WASHINGTON COUNTY, OREGON

                           AMENDED AND RESTATED LEASE

         THIS AMENDED AND RESTATED LEASE (this "LEASE") is made between F & B INVESTMENTS CO., an Oregon corporation, as "LANDLORD," with an address of F&B Investments Co., c/o Fred Rosebraugh, 1601 NW Deerfirn Street, Camas, WA 98607, and Compact Controls Inc., an Oregon corporation, as "TENANT," with an address of 3085 NE Brookwood Parkway, Hillsboro, OR 97124.

                                    RECITALS

         This Lease is made with respect to the following facts and objectives:

         1. Landlord owns the land in Hillsboro, Washington County, Oregon, described in EXHIBIT A attached as a part of this Lease, including all appurtenances to that land (collectively, the "Land"), and all present and future improvements, alterations, additions, fixtures and changes made or installed on, in and to the Land by Landlord or by Tenant (collectively, the "Building"), commonly known and numbered as 3085 NE Brookwood Parkway, Hillsboro, Oregon. Pursuant to Lease dated June 24, 1994, as amended by Amendments to Lease dated December 1, 1997, Landlord leased to Tenant, and Tenant leased from Landlord, the Building and the Land. The June 24, 1994 Lease, as amended is referred to as the "Original Lease."

         2. Landlord and Tenant now desire to amend the Original Lease effective as of the "Closing Date" as defined in the Stock Purchase Agreement to which this Lease is attached as an exhibit (the "Effective Date").

         THEREFORE, Landlord and Tenant agree as follows:

A.  AMENDMENT OF ORIGINAL LEASE

         1. Effective as of the Effective Date, Tenant is released from all obligations under the Original Lease and all of the provisions of the Original Lease are deleted in their entirety and replaced with the following provisions:

B.  AMENDED AND RESTATED LEASE

         1. LEASE. Landlord leases the Building and the Land (collectively, the "Premises") to Tenant, and Tenant leases the Premises from Landlord for the term, at the rental and on the other provisions and conditions of this Lease.

         2. RENT. During the term of this Lease, Tenant will pay Landlord rent ("Base Rent") in equal monthly installments of

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Thirty-Three Thousand Three Hundred Ninety-Two and 00/100 Dollars
($33,392.00) each. Each monthly installment of Base Rent will be due and payable in advance, without notice or demand, at Landlord's address stated above, or at any other place Landlord designates by written notice to Tenant. The monthly installments of Base Rent will be due on the first day of each month during the term of this Lease. The Base Rent shall be subject to increase on the first anniversary of the "Closing Date" as defined in the Stock Purchase Agreement to which this Lease is attached as an exhibit, and the same day of each year thereafter ("the Adjustment Dates") based on the increase in the U. S. City Average of the Consumer Price Index for All Urban Workers in Portland, Oregon and All Items published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"). If the Index published for the month most nearly preceding an Adjustment Date (the "Extension Index") has increased over the Index published for the same month of the previous year (the "Beginning Index"), the increase in Base Rent for the period from that Adjustment Date until the next rent adjustment shall be calculated by multiplying the Base Rent, as previously adjusted, by a fraction the numerator of which shall be the Extension Index and the denominator of which shall be the Beginning Index. In no case shall the annual rent for a lease year be less than the annual rent for the previous lease year. If the Index is changed so that the base year differs from that used as of the month immediately preceding the month in which the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

         3. TERM; COMMENCEMENT DATE; TERMINATION. The term of this Lease will commence on the Effective Date and end on December 31, 2012. Tenant is currently in possession of the Premises, pursuant to and under the terms and conditions of the Original Lease. Landlord grants Tenant the option to terminate this Lease effective at any time after the seventh anniversary of the Effective Date. Tenant may exercise this option by giving notice to Landlord at least two (2) years prior to effective date of the termination, which Tenant shall state in the notice. If Tenant exercises this termination option, this Lease shall continue until, and terminate on, the effective date of the termination stated in Tenant's notice with the same force and effect as if the effective date of the termination stated in Tenant's notice had been the end of the lease term.

         4. USE OF PREMISES. The Premises will be used only for


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business offices, warehouse space, manufacturing and ancillary activities permitted by the zoning ordinances of the City of Hillsboro, Oregon (the "City") applicable to the Premises (collectively, the "Permitted Use").

         5. UTILITIES AND SERVICES. Tenant will establish and maintain in its name, and pay for, all gas, electric and water utilities used at, and janitorial and trash removal services for, the Premises.

         6. EXPANSION OPTION. The Premises includes undeveloped land adjacent to the Building (the "Vacant Property"). Landlord grants Tenant the option to require Landlord to construct improvements on the Vacant Property that are consistent with the Building, up to 40,000 square feet, provided, that the improvements on the Vacant Property will not have office space. Tenant may exercise this option by delivering written notice to Landlord. Upon completion of the improvements on the Vacant Property, such improvements will be included in the "Premises" that are the subject of this Lease, and the Base Rent for the Premises shall increase on the basis of the number of square feet of improved space on the Vacant Property, in proportion to the number of square feet of improved space in the Building. If Tenant exercises this option, Tenant may not terminate this Lease, and this Lease shall not expire, before the tenth anniversary of the completion of the improvements on the Vacant Property. If necessary, the term of this Lease shall be extended to include any portion of this ten-year period that falls after December 31, 2012.

         7. REAL ESTATE TAXES. Landlord shall pay all general real estate taxes and installments of special assessments payable with respect to the Premises during the lease term (collectively, the "Real Estate Taxes") before they become delinquent. Landlord shall furnish Tenant the bills which Landlord receives for any Real Estate Taxes assessed with respect to the period of the lease term, and proof of payment of such bills, and Tenant shall reimburse Landlord for all such payment within ten (10) days of receipt of such proof of payment.

         8.       PROPERTY DAMAGE INSURANCE.

                  a. Tenant will keep in force a policy or policies of property damage insurance insuring the Building under a commercial property insurance policy with a special broad causes of loss form (formerly known as "all-risk" insurance) issued on a replacement cost basis in an amount not less than the full replacement cost of the Building, with reasonable deductibles (collectively, the "All-Risk Policy"). The All-Risk Policy (including earthquake coverage) shall show Tenant as the named insured and Landlord as


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an additional insured, as its interests appear under this Lease, and shall contain a provision that it may not be cancelled without 30-days' prior written notice to Landlord.

                  b. Tenant will pay the premium for the All-Risk Policy each year (the "Property Insurance Premium") before it becomes delinquent.

                  c. Tenant, at Tenant's cost, will keep in force a policy or policies of property damage insurance insuring all personal property owned, leased or otherwise belonging to or in the possession of Tenant that is used, stored, placed, incorporated, installed or erected in, on or in connection with the Premises, including, without limitation, signs and trade fixtures (collectively, "Tenant's Property"), with such coverage amounts, endorsements and deductibles as Tenant deems appropriate.

                  d. As used in this Lease, an "Insurable Loss" means: (A) any whole or partial loss of or damage to the Building, other aspects of the Premises or the personal property of either party or of third parties which would be covered by an All-Risk Policy, or an equivalent tenant's policy, regardless of (i) the amount of coverage carried, (ii) whether such insurance is actually maintained and (iii) whether the cost of repairing or replacing the loss or damage falls within an applicable deductible,; and (B) any loss which is covered by any insurance policy of Landlord or of Tenant in force at the time of such loss.

                  e. All insurance required to be maintained by this Lease (under this and the next section) will be issued by companies reasonably acceptable to Landlord and Tenant that are authorized to do business in Oregon. On or before the Commencement Date and the expiration date of each policy, Tenant shall deliver to Landlord current certificates of all such insurance.

         9. INDEMNITY AND LIABILITY INSURANCE. As used in this Lease, "Indemnify" means the party to this Lease that is identified will indemnify, defend and save harmless the other party to this Lease, and the other party's officers, directors, shareholders, members, managers, trustees, general and limited partners and subtenants and the employees, agents, invitees and licensees of the other party and of the other party's subtenants, from and against any and all actions, claims, demands, losses, damages, fines, penalties, interest charges, liabilities, judgements and costs of every kind, including, without limitation, reasonable attorney and paralegal fees and litigation costs, asserted against or incurred by the other party, and/or the other party's officers, directors, shareholders, members, managers, trustees, general and limited partners and subtenants and the


PAGE 4 - AMENDED AND RESTATED LEASE
employees, agents, invitees and licensees of the other party and of the other party's subtenants, in connection with or with respect to situations, circumstances or events stated in this Lease.

                  a. Subject to the sections of this Lease titled "Waiver of Subrogation" and "Limitation on Liability," Tenant will Indemnify Landlord in connection with all third party claims for loss of life, bodily injury or damage to property (a "Claim" or, collectively, "Claims") asserted against or incurred by Landlord that arise from or out of any occurrence in, on or in connection with the Premises, except for Claims that are the result of deliberate or negligent acts or omissions of Landlord or of Landlord's officers, directors, shareholders, members, managers, trustees, general and limited partners, employees, agents, invitees, licensees or tenants of the Premises other than Tenant. If a Claim is asserted against or incurred by Landlord, Tenant, upon notice thereof from Landlord and at Tenant's cost, will defend Landlord from the Claim by counsel reasonably acceptable to Landlord.

                  b. Subject to the sections of this Lease titled "Waiver of Subrogation" and "Limitation on Liability," Landlord will Indemnify Tenant from and against any and all Claims asserted against or incurred by Tenant that are the result of a Default caused by Landlord or that arise from or out of any occurrence in, on or in connection with the Premises, but only to the extent such Claims are the result of deliberate or negligent acts or omissions of Landlord or of Landlord's officers, directors, shareholders, members, managers, trustees, general or limited partners, employees, agents, invitees, licensees or tenants of the Premises other than Tenant, and excluding Claims that are the result of deliberate or negligent acts or omissions of Tenant or of Tenant's officers, directors, shareholders, members, managers, trustees, general and limited partners, employees, agents, invitees, licensees or subtenants. If a Claim is asserted against or incurred by Tenant, Landlord, upon notice thereof from Tenant and at Landlord's cost, will defend Tenant from the Claim by counsel reasonably acceptable to Tenant.

                  c. Throughout the term of this Lease, Tenant will keep in force a policy(ies) of commercial general liability insurance (on the occurrence form) in which the limits of coverage for combined single limit bodily injury and property damage will be not less than Two Million Dollars ($2,000,000.00). Tenant's policies also will name Landlord as an additional insured as its interests appear under this Lease, and shall contain a provision that they may not be cancelled without 30-days' prior written notice to Landlord.

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         10.      DAMAGE AND DESTRUCTION.

                  a. Subject to the options to terminate provided below in this section, if the Premises suffer an Insurable Loss or a loss other than an Insurable Loss that is not substantial, Landlord, at its cost, will (i) repair and restore the Premises to a condition substantially equivalent to their condition immediately prior to the loss, subject to zoning and building laws applicable at the time of the work, (ii) commence the work with reasonable promptness and (iii) diligently pursue the work to completion in accordance with Laws, in a workmanlike manner, according to and using applicable industry standards, methods and procedures, with good quality materials and, when required, after obtaining a permit for such work from the City (collectively, the "Work Standards").

                  b. If the Premises suffer substantial damage that is not an Insurable Loss, Landlord may terminate this Lease by notice to Tenant given within thirty (30) days after the date of the loss. If Landlord does not exercise its option to terminate, Landlord will repair or restore the Premises in accordance with the provisions of the immediately preceding subsection. For purposes of this section, "substantial damage" will mean damage to or loss or destruction of the Premises to such an extent that the estimated cost of fully repairing and restoring the affected portions thereof to a condition substantially equivalent to their condition immediately prior to the damage, loss or destruction in accordance with the Work Standards, subject to zoning and building laws applicable at the time of the work, is greater than fifty percent (50%) of the replacement cost of the Building.

                  c. If the Premises suffer a loss, Landlord, after consulting with its All-Risk Policy carrier, architect and contractors and within thirty
(30) days after the date of the loss, will give Tenant notice of the length of time Landlord reasonably believes it will take to complete the repairs or restoration as provided in this section. If such period of time is expected to be greater than one hundred eighty (180) days after the date of the loss (the "Repair Period"), or if Landlord fails to give Tenant such notice, Tenant may terminate this Lease by giving notice to Landlord within thirty (30) days after receipt of or failure to receive Landlord's notice of the time it will take to complete the repairs or restoration. If, after commencement of repair or restoration as provided in this section, such work cannot reasonably be expected to be substantially complete by the end of thirty (30) days after the end of the Repair Period, Tenant may terminate this Lease by giving notice to Landlord.

                  d. If this Lease is terminated under any option given in this section, this Lease will terminate on the date the loss or

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damage occurred. Base Rent and Additional Rent will be apportioned as of the date of termination, and any Base Rent or Additional Rent paid in advance for any period beyond the date of termination will be refunded promptly to Tenant.

                  e. Following any loss or damage that Landlord is obligated or has elected to repair or restore, Tenant will cooperate fully with Landlord to facilitate Landlord's repair or restoration. Landlord will not be responsible to Tenant for any inconvenience arising from such work, but Base Rent and Additional Rent will be equitably prorated and abated during the period for which and to the extent which the Tenant's then use of the Premises is adversely affected, unless the loss or damage is caused by the deliberate act or omission of Tenant. Any Base Rent or Additional Rent paid in advance for any period during which the same is to be abated will be credited to the next ensuing payments, if any, and if no further payments are to be made, such rent will be refunded promptly to Tenant.

         11.      ASSIGNMENT, SUBLETTING & ENCUMBERING.

                  a. Tenant may assign this Lease and/or sublet the Premises, or any part thereof, to any subsidiary, parent or affiliate of Tenant, or any entity to which Tenant sells its stock or the assets of the business conducted at the Premises or with which Tenant merges or joins, or any entity to which Tenant converts, upon giving Landlord written notice. Tenant will not otherwise assign, sublet, transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease or any interest in this Lease, in whole or in part without the prior written consent of Landlord. Tenant will give Landlord notice of the name, address and phone number of any assignee, and the name of any subtenant, promptly after any assignment or subletting. Tenant shall not be released from its obligations under this Lease as a result of any assignment of this Lease unless Landlord releases Tenant. If (i) Tenant makes a permitted assignment of Tenant's interest under this Lease, (ii) the assignee is credit worthy, as reasonably determined by Landlord, and (iii) the assignee signs an assumption of Tenant's obligations under this Lease, then Landlord will join in signing the assumption agreement which will contain language that acknowledges that Landlord and the assignee are contractually bound to each other under this Lease and that Tenant is released from performing any of the covenants and from complying with any of the conditions of this Lease that become due or that are required or arise after the date of the assignment and assumption.

                  b. Landlord will not sell or otherwise transfer the Land or any part thereof or any interest therein, nor assign this Lease, unless, simultaneous with the closing of the sale, transfer or assignment, (i) the buyer, transferee, assignee or other


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recipient of Landlord's interest in the Land and/or this Lease (collectively, an "Assignee") agrees in writing with Landlord and Tenant at the time of the transaction (1) to assume this Lease, (2) to perform all of Landlord's obligations under this Lease and (3) acknowledges the Assignee and Tenant are contractually bound to each other under this Lease and (ii), promptly after closing the transaction, Landlord gives Tenant a copy of the Assignee assumption agreement that contains all parties' original signatures and the Assignee's name and its contact person, address and phone number (collectively, the "Assignee Assumption Agreement").

         12. SIGNS AND ADVERTISEMENTS. Tenant may place signs, billboards or advertisements (collectively, "signs") on the outside of the Premises without Landlord's prior written consent if they are erected, constructed and/or attached in accordance with Laws, in a workmanlike manner, with good quality materials and, when required, after obtaining a permit from the City.

         13. MAINTENANCE, REPAIR AND REPLACEMENT BY LANDLORD. Except for the obligations imposed upon Tenant in the immediately following section, and in addition to Landlord's other obligations stated in this Lease, Landlord, at Landlord's cost, will maintain and keep in good order, repair and condition, and replace when necessary (a) the roof of the Building and its structural components, (b) exterior walls of the Building, exclusive of inside surfaces, glass, windows and doors and excluding painting and maintaining the appearance of the exterior walls, (d) storm water drainage systems of and for the Building exclusive of gutters and downspouts, (e) foundations of the Building, (f) structural aspects of the ceilings of the Building, and (g) all other structural components of the Building exclusive of structural aspects of the floors. Landlord promptly will begin, and will diligently pursue to completion, any needed repairs and replacements of which it receives written notice from Tenant, or of which it otherwise has actual notice, in accordance with the Work Standards.

         14. MAINTENANCE AND REPAIR BY TENANT. Except for the obligations imposed upon Landlord in the immediately preceding section, and in addition to Tenant's other obligations stated in this Lease, Tenant, at Tenant's cost, will maintain and keep the Premises in good order, repair and condition. Without limiting the foregoing, Tenant's obligation to maintain the Premises shall specifically include maintenance and repair of any plumbing fixtures, heating and air conditioning equipment, lighting fixtures (including ballast and bulb maintenance), switches, wiring, windows and coverings, doors and hardware (including without limitation loading doors and dock levelers and hardware), casework, and any other improvements included within the Premises.


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         All of Tenant's work required in this section will be performed in accordance with all applicable federal, state, and local statutes, ordinances, rules and regulations, in a workmanlike manner, according to and using applicable industry standards, methods and procedures, with good quality materials and, when required, after obtaining a permit for such work from the City. If the useful life of any major (i.e. costing in excess of $1,000) repair or replacement made by Tenant extends beyond the end of the lease term, Landlord shall reimburse Tenant for the portion of the cost of the repair or replacement which relates to the portion of the useful life after the end of the lease term determined by prorating the total cost over the entire useful life. This reimbursement obligation applies only to general building systems and components. It does not apply to specialized systems or components related exclusively to Tenant's business, for example, a "clean room" with customized filtering and air handling.

         15.      LANDLORD'S RIGHT OF ENTRY.

                  a. Landlord, or Landlord's agents, may enter the Premises during reasonable times agreed to by Tenant, after making reasonable advance request to do so, to examine the Premises, to perform Landlord's obligations under this Lease that necessitate such entry and to show the Premises to existing or prospective lenders or to potential buyers or, during the last one hundred eighty (180) days of the term of this Lease, if the term has not been renewed and extended, to potential tenants, of the Premises, and to do anything Landlord may be required or permitted to do under this Lease.

                           i.  Landlord may enter the Premises without notice to
and the consent of Tenant to deal with any emergency related to the serious immediate safety, protection or preservation of the Building, the Premises or the lives or health of occupants of the Building or other persons. Each time an entry into the Premises is made by Landlord, Landlord will take reasonable care of Tenant's Property and, promptly after making an emergency entry into the Premises, Landlord will give Tenant written notice of its having done so, the reasons for the entry and what was discovered and done while in the Premises.

                  c. Landlord will perform its obligations and exercise it rights under this Lease in a manner that does not unreasonably disrupt the conduct of Tenant's business at the Premises or interfere with the operation of Tenant's equipment located at the Premises.

         16. LIMITATION ON LIABILITY. Neither Landlord nor Tenant


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will be liable for any loss or damage to the other's personal property, nor for economic or other consequential damages suffered by the other as the result of a Default or an Event of Default caused by Landlord or Tenant under this Lease, unless the loss or damage is the result of deliberate acts or omissions of Landlord or Tenant or their respective officers, directors, shareholders, members, managers, general or limited partners, trustees, employees, agents, invitees, licensees or subtenants.

         17. ALTERATIONS AND FIXTURES. Except for decorative and cosmetic changes, Tenant shall not make any alterations, improvements or additions in or to the Premises without Landlord's consent. Tenant shall perform work for all alterations, improvements or additions in accordance with Laws, in a workmanlike manner, according to and using applicable industry standards, methods and procedures, with good quality materials and, when required, after obtaining a permit for the work from the City. Except for Tenant's personal property, all repairs, alterations, additions and improvements installed or erected in, on or to the Premises, whether by or at the cost of Landlord or Tenant, will belong to Landlord and will remain on and be surrendered with the Premises at the expiration or termination of this Lease.

         18. MECHANIC'S LIENS. Within thirty (30) days after completion of all of the work described in Section 17 above titled "Alterations and Fixtures," Tenant will deliver to Landlord lien waivers for all such work. Tenant will not permit any mechanic's, materialman's, labor's, service or other similar liens for such work to attach to the Premises. Within sixty (60) days after any such lien attaches, Tenant will pay the amount secured thereby and obtain a release of the lien. Tenant, however, may contest the validity or amount of any such lien upon (a) posting security with Landlord which, in Landlord's reasonable judgment, is adequate to pay and discharge any such lien in full if held valid or (b) posting a bond that satisfies any statutory requirement for satisfaction of the lien if Tenant's contest of the lien is unsuccessful.

         19. EMINENT DOMAIN. If the Premises are taken by any competent authority under the power of eminent domain, or are acquired for any public or quasi-public use or purpose, the term of this Lease will terminate upon the date when possession of the Premises is so taken or acquired. If less than all of the Premises is taken or damaged by such condemning authority, or if the grade of any street or alley adjacent to the Premises is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, in either case to such a degree that Tenant's then use of the Premises is no longer commercially practicable,

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Tenant will have the right to terminate this Lease by giving notice to Landlord at least three (3) full months prior to the date of termination stated in the notice. Tenant shall have no right to any condemnation award, any award of damages in connection therewith, or any compensation in lieu of condemnation, all of which shall be the sole and exclusive property of Landlord. Nothing in this section will preclude an award being made to Tenant for loss of business, depreciation to and cost of removal of Tenant's Property, the value of fixtures installed in the Premises by Tenant and the cost of relocating Tenant's or its subtenants' businesses. Upon termination of this Lease as provided in this section, Base Rent and Additional Rent will be apportioned as of the date of the termination.

         20. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained in this Lease, each party to this Lease (the "Releasing Party") hereby releases the other party (the "Released Party") from any liability which the Released Party would, but for this section, have had to the Releasing Party during the term of this Lease for any damage to or loss or destruction of the Building, other aspects of the Premises, the property of the Releasing Party, or the property of others that is under the Releasing Party's control, which results from an Insurable Loss to the Building or other aspects of the Premises or to the property of, or to the property under the control of, the Releasing Party, regardless of how such loss, damage or destruction occurs, including, without limitation, as the result of negligent acts or omissions of the Released Party or its officers, directors, shareholders, members, managers, general and limited partners, trustees, employees, agents, subtenants, invitees or licensees. Each party to this Lease promptly will give notice of the provisions of this section to its insurance carriers and obtain from them any endorsements required to give effect to the foregoing releases and, if requested, deliver reasonable evidence of such endorsements to the other party.

         21. EVENT OF DEFAULT. A default ("Default") under this Lease will occur whenever any obligation imposed by this Lease upon Tenant or Landlord is not performed or observed on the due date stated, or in the manner provided, in this Lease or whenever any representation or warranty made in this Lease by either party is breached or turns out to have been untrue or deficient when made or, in the case of a warranty, is later not true. The occurrence of any of the following events will constitute an event of default ("Event of Default") under this Lease:

                  a. Tenant fails to pay the full amount of any Base Rent or Additional Rent, including any amount Tenant is obligated to pay Landlord upon or after demand, within ten (10) days after Landlord gives Tenant notice that such payment has not been made;


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                  b. Tenant fails, within thirty (30) days after Landlord gives
Tenant notice of such Default, to (i) comply in a material manner with any condition, covenant or other provision of this Lease applicable to Tenant, other than one involving the payment of Base Rent or Additional Rent, (ii) remedy, to Landlord's reasonable satisfaction, a material breach of any warranty made in this Lease by Tenant, including such breach occurring as the result of a warranty later being materially untrue or deficient, or (iii) correct, to Landlord's reasonable satisfaction, the consequence to Landlord of the fact that a representation made by Tenant proves to have been materially false or deficient when made. However, if the Default of which Tenant is given notice cannot reasonably be remedied within 30 days after Landlord's notice, an Event of Default will not occur unless Tenant fails to promptly commence good faith efforts to remedy the noticed Default within the 30 day period and, thereafter, fails to diligently pursue such good faith efforts through remedy of the noticed Default;

                  c. Landlord files or has filed against it a petition under any chapter of the Bankruptcy Code, 11 U.S.C. Sec. 101 ET SEQ. and this Lease is rejected in such Bankruptcy proceeding;

                  d. The discovery of Hazardous Material (as defined in Section
27) in violation of Environmental Laws at the Premises that was not deposited, installed or permitted to be placed or disposed of by or on behalf of Tenant, for which Landlord does not have a "no further action required" letter pursuant to Environmental Laws or that is not removed or remediated in accordance with, and within the time required by, Environmental Laws; or

                  e. Landlord, or a Mortgagee mentioned below in this sentence, fails (i) to comply in a material manner with any condition, covenant or other provision of this Lease applicable to Landlord, (ii) remedy, to Tenant's reasonable satisfaction, a material breach of any warranty made in this Lease by Landlord, including such breach occurring as the result of a warranty later being materially untrue or deficient, or (iii) correct, to Tenant's reasonable satisfaction, the consequence to Tenant of a representation made by Landlord that proves to have been materially false or deficient when made within thirty
(30) days after Tenant gives Landlord, and all Mortgagees whose names and addresses previously have been given in a notice to Tenant, notice of such Default. However, if the material Default of which Landlord and such Mortgagees are given notice cannot reasonably be remedied within 30 days after Tenant's notice, an Event of Default will not occur unless Landlord or such Mortgagees fail to promptly commence good faith efforts to remedy the noticed Default within the 30 day period and, thereafter, fail to diligently pursue such


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

good faith efforts through remedy of the noticed Default.

         22. DEFAULT EXPENSES. The phrase "Default Expenses", as used in this Lease, means all costs and expenses reasonably incurred by Landlord or by Tenant that are in any way connected with an Event of Default caused by the other party and, unless prohibited by law, includes, without limitation, reasonable attorney and paralegal fees and litigation costs, whether at trial or on any appellate review. Default Expenses will be paid by the party that caused the other party to incur the Default Expenses upon demand by the other party.

         23. LANDLORD'S REMEDIES. After occurrence of an Event of Default caused by Tenant, Landlord, at Landlord's option and without further notice or demand, except as provided below in this section, shall have the following remedies:

                  a. The Lease may be terminated by written notice to Tenant. Whether or not the Lease is terminated by the election of Landlord or otherwise, Landlord shall be entitled to recover damages from Tenant for the Default, and Landlord may reenter, take possession of the Premises, and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages and without having accepted a surrender.

                  b. Following reentry or abandonment, Landlord may relet the Premises and in that connection may make any suitable alterations or refurbish the Premises, but Landlord shall not be required to relet for any use or purpose other than that specified in this Lease or which Landlord may reasonably consider injurious to the Premises, or to any tenant that Landlord may reasonable consider objectionable. Landlord may relet all or part of the Premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this Lease, upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concession.

                  c. In the event of termination or retaking of possession following an Event of Default, Landlord shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the term of this Lease, the following amounts as damages:

                  (1) The loss of rental from the date of Default until a new tenant is, or with the exercise of reasonable efforts could have been, secured and paying rent.

                  (2) The reasonable costs of reentry and reletting including without limitation the cost of any cleanup,


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

refurbishing, removal of Tenant's property and fixtures, costs incurred under
Section 23(e), or any other expense occasioned by Tenant's Default including but not limited to, any remodeling or repair costs, attorney fees, court costs, broker commissions, and advertising costs.

                  (3) Any excess of the value of the rent and all of Tenant's other obligations under this Lease over the reasonable expected return from the Premises for the period commencing on the earlier of the date of trial or the date the Premises are relet, and continuing through the end of the term of this Lease. The present value of future amounts will be computed using a discount rate equal to the prime loan rate of major Oregon banks in effect on the date of trial.

                  d. Landlord may sue periodically to recover damages during the period corresponding to the remainder of the term of this Lease, and no action for damages shall bar a later action for damages subsequently accruing.

                  e. Landlord may, but shall not be obligated to, cure the Default. All of Landlord's expenditures to correct the Default shall be reimbursed by Tenant on demand with interest at the rate of twelve percent (12%) annum from the date of expenditure by Landlord. Such action by Landlord shall not waive any other remedies available to Landlord because of the Default.

                  f. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord under applicable law or in equity.

         24. TENANT'S REMEDIES. After occurrence of an Event of Default caused by Landlord, Tenant, at Tenant's option, without further notice or demand, except as provided below in this section, may do any of the following: (a) perform any obligation of Landlord under this Lease necessary to remedy an Event of Default caused by Landlord; (b) terminate this Lease by giving Landlord notice that the termination will be effective on a date stated in the notice; and (c) pursue all other remedies available to Tenant under this Lease, or available to Tenant at law or in equity that are not inconsistent with the provisions of this Lease.

         25. REMEDIES CUMULATIVE. All rights, powers, privileges and remedies of each party under this Lease, and available to each party at law or in equity (to the extent not inconsistent with the provisions of this Lease), are cumulative and are not exclusive.

         26. WAIVER. A waiver by either Landlord or Tenant of any obligation, Default or Event of Default of or caused by the other


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

party under this Lease will not be deemed or construed to be a continuing waiver of such obligation, Default or Event of Default nor as a waiver of, or permission for, any subsequent obligation, Default or Event of Default. No delay or failure of either Landlord or Tenant in exercising any right, power, privilege or remedy under this Lease, or available at law or in equity, will affect such right, power, privilege or remedy, or be deemed to be a waiver thereof, nor will any single or partial exercise thereof, or any failure to exercise the same in any instance, preclude any further or future exercise thereof or the exercise of any other right, power, privilege or remedy by either Landlord or Tenant.

         27. TENANT'S ENVIRONMENTAL PROVISIONS. Except as provided in the next subsection, Tenant will not deposit, install or permit to be placed or disposed upon, over, in or under the Premises any substance deemed hazardous ("Hazardous Material") by applicable laws, rules, governmental standards, orders or regulations promulgated by the United States of America, or any city, county, state or other governmental entity that has jurisdiction with respect to Hazardous Material (collectively, "Environmental Laws"). Tenant, at Tenant's cost, will immediately remove any Hazardous Material deposited, installed or permitted to be placed or disposed upon, over, in or under the Premises by or on behalf of Tenant, except for the Hazardous Material referred to in the next subsection.

                  a. Landlord acknowledges the Permitted Use will result in the use and storage of substances at the Premises that may be Hazardous Material related to the business activities that will be conducted at the Premises. Landlord consents to use and storage of such Hazardous Material at the Premises so long as such Hazardous Material is used and stored in compliance with Environmental Laws.

                  b. Notwithstanding the provisions of the previous subsections, Tenant will Indemnify Landlord in connection with any voluntary or involuntary action by, against or involving Landlord that, in any way, results from or relates to any breach of Tenant's covenants in this section or discovery or removal of any Hazardous Material upon, over, under, in or emanating from the Premises that was or is deposited, installed or permitted to be placed or disposed of by or on behalf of Tenant.

         28. LANDLORD'S ENVIRONMENTAL PROVISIONS. Landlord represents and warrants to Tenant, to the best of Landlord's knowledge, that, prior to the Effective Date, (i) no Hazardous Material has emanated from the Premises; (ii) no Hazardous Material has been disposed of or released upon the Premises; (iii) except for Hazardous Material related in the ordinary course of the business activities conducted at the Premises, no Hazardous

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

Material has been used, generated, handled, transported or stored at the Premises; and (iv) Hazardous Material related in the ordinary course of the business activities conducted at the Premises has been generated, used, stored, handled and removed in compliance with Environmental Laws. Landlord will Indemnify Tenant in connection with any voluntary or involuntary action by, against or involving Tenant that, in any way, results from or relates to any breach of Landlord's representations in this section or from the discovery or removal of any Hazardous Material upon, over, under, in or emanating from the Premises that was deposited, installed or placed on, disposed of from, in existence at, or removed from, the Premises prior to the Effective Date, and that was not or is not deposited, installed or permitted to be placed or disposed of upon, over, in or under the Premises by or on behalf of Tenant, whether or not Landlord has knowledge of its presence.

         29. REAL ESTATE COMMISSION. No real estate broker, agent or finder, nor any other similar person or entity, is entitled to any fee, commission or any other compensation as a result of Landlord and Tenant entering into this Lease. Either party to this Lease through whom a claim to any such compensation is asserted, contrary to the representations made in this section, will Indemnify the other party in connection with such a claim.

         30. PUBLIC REQUIREMENTS. Landlord, at Landlord's cost, will cause the Premises to comply with the federal Americans With Disabilities Act and any similar State or local laws (collectively, the "ADA") for the Permitted Use currently operated on the Premises. To the extent additional improvements are required to comply with the ADA specifically as a consequence of Tenant's alteration or improvement of the Premises, or an expansion of, or change in, the Permitted Use currently operated on the Premises, such improvements shall be Tenant's sole and exclusive responsibility. Tenant and Landlord, in performing their respective obligations and in exercising their respective rights under this Lease, will comply with all Laws affecting the Premises and Tenant's Property, and Tenant's use of the same, and will Indemnify each other in connection with any failure to do so.

         31. ESTOPPEL CERTIFICATE. Tenant, at Landlord's request, upon at least fourteen (14) days' prior notice, will execute, acknowledge and deliver to Landlord and/or to any other entity specified by Landlord, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), the dates to which Base Rent has been paid, and stating whether there exist any Defaults or Events of Default by Landlord under this Lease, and, if so, specifying each such Default and Event of Default.


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

         32.      SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.

                  a. Landlord shall obtain from each Mortgagee (whether now or hereafter existing, "Mortgagee") under a mortgage (or similar encumbrance) that encumbers the Premises on the Commencement Date, or any interest therein (collectively, including all renewals, modifications, amendments, extensions and assignments thereof and participation therein (collectively, a "Mortgage"), a Subordination and Non-Disturbance Agreement with Tenant that is reasonably acceptable to Tenant and the Mortgagee and that contains a provision similar to the following (collectively, an "SNDA"):

                  "As long as no Tenant caused Event of Default exists, the Mortgagee will not disturb Tenant's right to possession of the Premises or any other rights of Tenant under the Lease during the initial and subsequent terms of the Lease, and the Lease and all rights and obligations of the parties to the Lease will continue in full force and effect, notwithstanding foreclosure of the Mortgage or transfer of the Premises in lieu of foreclosure."

                  b. Tenant will attorn and pay Base Rent and Additional Rent to an entity that acquires the Premises by purchase at a foreclosure sale or by a deed in lieu of foreclosure, and will recognize such entity as the Landlord under this Lease, if such entity agrees in writing with Tenant at the time of the transaction to assume this Lease and perform all of Landlord's obligations under this Lease and acknowledges it and Tenant are contractually bound to each other under this Lease. Provided, however, such an agreement will provide that such acquiring entity will not be (i) liable for any previous act or omission of any prior landlord under this Lease, (ii) subject to any offset, not expressly provided for in this Lease, that accrues to Tenant against Landlord under this Lease prior to the sale or transfer, (iii) bound by any previous modification of this Lease not expressly provided for in this Lease or any previous prepayment of more than one month's Base Rent, unless such modification or prepayment was approved in writing by Landlord and such acquiring entity or their respective successors or assigns, or (iv) liable for new construction or remodeling of leasehold improvements or reimbursement for the costs of the same which may be required to be performed by Landlord under this Lease, other than those required under the sections of this Lease titled "Damage and Destruction," "Expansion Option," "Maintenance, Repair and Replacement by Landlord," and "Eminent Domain."


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

         33. MEMORANDUM. Neither party to this Lease will record this Lease. However, Landlord will execute and deliver to Tenant a Memorandum of Lease in form and with content sufficient for recording to provide constructive notice of the existence of this Lease, which Tenant may record at its cost.

         34. CONSENTS AND APPROVALS. Except as otherwise stated in this Lease, whenever a consent or approval is required under the provisions of this Lease, it will not be unreasonably withheld, delayed or conditioned. If a required consent or approval subject to the preceding sentence is withheld or conditioned, the reasons for doing so will be stated promptly in writing. Landlord will exercise its discretion with respect to all matters provided for in this Lease in a manner that reasonably recognizes the legitimate business interests and concerns of Tenant, including, but not limited to, Tenant's need to utilize the Premises in a commercially feasible fashion for the Permitted Use.

         35. SUCCESSORS. The covenants and conditions of this Lease are and will be binding upon, and will inure to the benefit of, Landlord and Tenant and their respective successors and assigns.

         36. QUIET POSSESSION. So long as Tenant complies with all of the provisions, covenants and conditions to be kept and performed by Tenant, Tenant will and may peaceably and quietly have, hold and enjoy the Premises for the term of this Lease.

         37. REPRESENTATIONS AND WARRANTIES. In addition to all other representations and warranties contained in this Lease, Landlord represents to Tenant (i) all encumbrances on title to the Premises are set forth in EXHIBIT B attached to this Lease, (ii) no Mortgages or security interests encumber the Premises, or any interest therein, other than general real estate taxes for 2000 and subsequent years that are not now due and payable, and the Deed of Trust and Security Agreement, dated November 3, 1997. given by Landlord to Jackson National Life Insurance Co., a Michigan corporation, that was recorded November 3, 1997, in the records of Washington County, Oregon, as fee no. 97103618.2, as set forth in EXHIBIT B; (iii) no delinquency, default or uncured event of default under any obligation secured by a lien upon the Premises, or any interest therein, exists or is anticipated, nor has notice of the same been given to Landlord; (iv) Landlord has not received, and does not anticipate receiving, notice that the Premises, or use of the same, are in violation of any Laws; (v) Landlord knows of no planned or contemplated taking, taxing, assessment or other action by the City or any other governmental authority, regulatory body or court that has jurisdiction over the Premises, or any interest therein, or by any other party that will or might adversely affect the same or the below stated intended


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

use of the Premises; and (vi) the Premises are not located in an area designated as a Flood Zone by the Federal Emergency Management Agency.

         38. NOTICES. All notices, designations, consents, approvals, requests, demands, objections, waivers, agreements or other communications (collectively, "notices") that are required to be sent, delivered, given, made, maintained or obtained pursuant to this Lease will be in writing and will be served by (a) hand delivery by a party to this Lease if the other party or its representative acknowledges receipt in writing, (b) prepaid certified United States mail, return receipt requested, (c) a delivery service that provides documentation of the delivery or (d) telecopier, with a copy sent the same day by either prepaid certified United States mail, return receipt requested, or by a delivery service that provides documentation of the delivery. The telecopier number for Landlord is [503-693-0888] and, for Tenant, is 515-239-6443. All notices will be addressed to the parties to this Lease at their respective addresses stated at the beginning of this Lease. Either party may change its address or telecopier number for all subsequent notices by giving notice to the other party in the manner provided in this section. Notices will be deemed served and received upon the earlier of the third (3rd) day following the date of mailing, in the case of notices mailed by United States certified mail, or upon delivery. Failure or refusal by a party to this Lease to accept service of a notice will constitute delivery of the notice.

         39. MODIFICATION. This Lease may be modified only in a written document that is signed by Landlord and Tenant. No provision of this Lease may be waived except in a written document that refers to the waived provision and is signed by the party that is waiving the provision.

         40. SURVIVAL. All of Landlord's and all of Tenant's respective Indemnity obligations contained, remedies provided for and representations and warranties made in this Lease will survive termination or expiration of this Lease.

         41. CONSTRUCTION AND SEVERABILITY. Whenever the singular or plural number, or the masculine, feminine or neuter gender, is used in this Lease, it equally will include the others. If any provision of this Lease is deemed illegal or unenforceable, all of the other provisions, and their application to all other persons and circumstances subject to this Lease, will remain unaffected to the extent permitted by law. If any application of any provision of this Lease to any person or circumstance is deemed illegal or impossible, the application of such provision to other persons and circumstances will remain unaffected to the extent permitted by law. The titles and headings in this Lease are used only to


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

facilitate reference and do not define or limit the scope or intent of any of the provisions of this Lease.

         42. GOVERNING LAW. Regardless of where executed, this Lease will be interpreted under, and will be construed according to, the laws of the State in which the Premises are located.

         43. MERGER. This Lease constitutes the complete and final expression of the agreement of Landlord and Tenant relating to the Premises and supersedes all previous contracts, leases, rental agreements and other understandings of Landlord and Tenant, whether oral or written, express or implied, relating to the Premises, all of which are merged into and extinguished by this Lease.

         44. SECURITY DEPOSIT. Tenant at the time of execution of this Lease has deposited with Landlord the sum of Thirty-Three Thousand Three Hundred Ninety-Two and 00/100 Dollars ($33,392.00) (the "Security Deposit") to be held by Landlord to guarantee the faithful performance by Tenant of all of the covenants and conditions to be kept and performed by Tenant. Unless and until an Event of Default by Tenant occurs, the Security Deposit shall be the property of Tenant. If an Event of Default by Tenant occurs, Landlord may apply the whole or any part of such Security Deposit toward the payment of any amount which Landlord may be required to expend by reason of the Event of Default. If, after such application of the Security Deposit, the Event of Default is cured, Tenant shall pay to Landlord, on demand, the amount necessary in order to restore the Security Deposit to its original amount. In the event that Tenant shall faithfully and fully comply with all the covenants and conditions of this Lease, the Security Deposit, and all accrued interest thereon, shall be returned to Tenant within thirty (30) days of the end of the Term and upon the surrender of the Premises. In the event of any transfer of the Premises, Landlord, subject to the section of this Lease titled


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

"Assignment and Subletting," shall pay over the Security Deposit to the transferee to be held under the covenants and conditions of this Lease.]

         IN WITNESS WHEREOF, Landlord executes, and Tenant causes its duly authorized undersigned officer to execute, this Lease on the date(s) indicated below.


LANDLORD                                  TENANT

F & B INVESTMENTS CO.                     COMPACT CONTROLS INC.
an Oregon corporation                     an Oregon corporation,



By:                                        By:
   --------------------------------        Name:
   Bruce C. Brown, Vice President          Title:

Date:____________________, 2000            Date:___________, 2000


                            LIST OF ATTACHED EXHIBITS

Exhibit "A"       Description of Premises
Exhibit "B"       Liens and Encumbrances on Title
                  to the Premises









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

                                   EXHIBIT "A"
                             DESCRIPTION OF PREMISES

SEE ATTACHED.













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

                                   EXHIBIT "B"
                 LIENS AND ENCUMBRANCES ON TITLE TO THE PREMISES

SEE ATTACHED.








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